UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 6, 2015

Date of report (Date of earliest event reported)

DAKOTA PLAINS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36493	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On August 6, 2015, Dakota Plains Holdings, Inc. (the “Company”) amended the Revolving Credit and Term Loan Agreement dated December 5, 2014, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, the Company, the lenders party thereto (the “Lenders”), and SunTrust Bank, as administrative agent for the Lenders (as amended, the “Credit Agreement”). The amendment amends the definition of continuing director in the Credit Agreement by removing the exclusion for individuals who would otherwise qualify as continuing directors but for the fact that they became directors as a result of an actual or threatened contest for proxies or consents regarding the election or removal of directors.

The Amendment No. 1 to the Credit Agreement is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Revolving Credit and Term Loan Agreement, dated August 6, 2015, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., the lenders party thereto and SunTrust Bank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA PLAINS HOLDINGS, INC.

Date: August 11, 2015	/s/ Timothy R. Brady
Timothy R. Brady Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Amendment No. 1 to Revolving Credit and Term Loan Agreement, dated August 6, 2015, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., the lenders party thereto and SunTrust Bank, as administrative agent.	Filed Electronically